                                                                    EXHIBIT 14.1

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
                               OF HOME PROPERTIES

INTRODUCTION

This code of Ethics for Senior Financial  Officers has been adopted by the Board of Directors of Home  Properties of New York,  Inc.  (the  "Company") to promote honest and ethical conduct,  proper  disclosure of financial  information in the
Company's  periodic  reports,  and compliance  with applicable  laws,  rules and
regulations   by   the   Company's    senior   officers   who   have   financial
responsibilities.

APPLICABILITY

As used in this Code,  the term Senior  Financial  Officer  means the  Company's
Chief Executive Officer, (or Co-Chief Executive Officers, as applicable),  Chief
Financial Officer, Treasurer and Controller.

PRINCIPLES AND PRACTICES

In performing his or her duties, each Senior Financial Officer must:

1.   Act with honesty and integrity  and avoid any actual or apparent  conflicts
     of  interest  in  personal   and   professional   relationships   (as  more
     particularly set forth in the Company's Code of Business Conduct and Ethics applicable  to all  directors,  officers and  employees  ("Company  Code of
     Ethics")).

2.   Provide  or  cause  to  be  provided,  full,  fair,  accurate,  timely  and understandable  disclosure in reports and documents  that the Company files with the  Securities  and Exchange  Commission  ("SEC") and in other public communications by the Company.

3.   Comply, and take all reasonable actions to cause others to comply, with all applicable governmental laws, rules and regulations.

4.   Comply and take all reasonable  actions to cause others to comply with this
     Code and the Company Code of Ethics.

5.   Promptly report any violation of this Code or the Company Code of Ethics to the Audit Committee.

Senior Financial Officers must also comply with the Code of Ethics and Standards of Conduct  applicable  to the  Company's  directors,  officers,  and  employees generally.

WAIVER

Any  request for a waiver of any  provision  of this Code must be in writing and addressed  to the Audit  Committee.  Any  waiver of this Code will be  disclosed promptly on Form 8-K or any other means  approved by the Securities and Exchange
Commission.

COMPLIANCE AND ACCOUNTABILITY

The Audit  Committee  will assess  compliance  with this Code,  report  material violations  to the Board of Directors,  and  recommend to the Board  appropriate action.

                                                          Approved:  May 6, 2003